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                                                                EXHIBIT 99.2

NEWS RELEASE
                                         [LASER VISION CENTERS, INC. LETTERHEAD]
FOR IMMEDIATE RELEASE

June 20, 1997


                      LASER VISION CENTERS, INC. COMPLETES
                          $6 MILLION EQUITY FINANCING


(St. Louis, Missouri)--LASER VISION CENTERS, INC. (NASDAQ NM Symbol: LVCI) announced today that it has completed the closing of a private placement of $6 million of its Series B Convertible Preferred Stock to a single institutional investor. A.G. Edwards & Sons, Inc. and ABN-AMRO Chicago Corporation represented Laser Vision.

"This funding will allow the Company to accelerate our business plan to accommodate growing demand. While we are already ahead of our business plan for this fiscal year, we will now be able to serve more surgeons seeking access to this technology and solidify our position as the industry leader", Laser Vision Chairman and CEO John J. Klobnak said.

Laser Vision Centers, Inc. is the world's largest operator of excimer lasers with locations in the United States, Canada, the United Kingdom, Ireland, Sweden, Finland and Greece. The excimer laser is a device which allows eye surgeons to correct nearsightedness with an outpatient procedure which usually lasts less than one minute.

Except for historical information, statements relating to the Comapany's plan, objectives and future performance are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Because of various risks and uncertainties, actual strategies and results in future periods may differ materially from those currently expected. Additional discussion of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission.

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